UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 28, 2003

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	Commission File Number:	95-4598246
(State of other jurisdiction of incorporation or organization)	1-12675	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064

(Address of principal executive offices)

(310) 481-8400

(Registrant’s telephone number, including area code)

ITEM 9.	REGULATION FD DISCLOSURE;

ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 28, 2003, the Company issued a press release announcing its earnings for the quarter ended June 30, 2003 and made publicly available certain supplemental information. The supplemental information is attached to this current report as Exhibit 99.1, and the press release is attached to this current report as Exhibit 99.2, and each are incorporated by reference to this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2003	KILROY REALTY CORPORATION

	By:	/s/ ANN MARIE WHITNEY
Ann Marie Whitney
Senior Vice-President and Controller

EXHIBIT INDEX

Exhibit Number		Description

99.1	*	Second Quarter 2003 Supplemental Financial Report for the Quarter Ended June 30, 2003.

99.2	*	Press Release dated July 28, 2003.

*	Filed herewith.